Exhibit 99.(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Voya Equity Trust

We consent to the use of our report dated July 26, 2013, incorporated herein by reference, for Voya Real Estate Fund (formerly, ING Real Estate Fund), a series of Voya Equity Trust (formerly, ING Equity Trust), and to the reference to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts

June 27, 2014